Registration Statement No. 333-237342

Filed Pursuant to Rule 433

Dated August 18, 2021

MicroSectors FANG & Innovation 3X Leveraged ETNs Description The return on the MicroSectors FANG & Innovation 3X Leveraged ETNs (3X ETNs) is linked to a three times leveraged participation in the performance of the Index, compounded daily, minus the applicable fees. The ETNs provide levered exposure to the Solactive FANG Innovation Index. The Index is a total return index that tracks the stock prices of 15 large capitalization U.S. technology stocks, including eight specific core components The ETN seeks a return on the underlying index for a single day. The ETNs are not “buy and hold” investments and should not be expected to provide a leveraged return of the underlying index’s cumulative return for periods greater than a day. Additional Information Key Risks An investment in the MicroSectors™ Solactive FANG & Innovation 3X Leveraged ETNs (+3X ETNs) involves risks. Key risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in Bank of Montreal’s pricing supplement for Product Details Primary Exchange NYSE Arca, Inc. ETN Ticker BULZ Intraday Indicative Value Ticker BULZIV Index Ticker SOLFANGT CUSIP 063679617 Issue Date July 20, 2021 Maturity Date June 28, 2041 ETNs Outstanding 160,000 Key Risks these securities. Capitalized terms used but not defined herein have the meanings set forth in such pricing supplement. You may lose some or all of your principal - The +3X ETNs do not guarantee any return on your initial investment. The +3X ETNs are leveraged notes, which means they are exposed to three times the risk of any decrease in the level of the Index, compounded daily. Due to leverage, the +3X ETNs are very sensitive to changes in the level of the Index and the path of such changes. Because the Daily Investor Fee and the Daily Financing Charge reduce your final payment, the level of the Index, measured as a component of the closing Indicative Note Value during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, will need to increase by an amount at least equal to the percentage of the principal amount represented by the Daily Investor Fee, the Daily Financing Charge and any Redemption Fee Amount in order for you to receive an aggregate amount at maturity, upon a call or redemption, or if you sell your +3X ETNs, that is equal to at least the principal amount. You may lose some or all of your investment at maturity or call, or upon early redemption. Credit of issuer - The +3X ETNs are senior unsecured debt obligations of the issuer, Bank of Montreal, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the +3X ETNs, including any payment at maturity, call or upon early redemption, depends on the ability of Bank of Montreal to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Bank of Montreal will affect the market value, if any, of the +3X ETNs prior to maturity, call or early redemption. In addition, in the event Bank of Montreal defaults on its obligations, you may not receive any amounts owed to you under the terms of the +3X ETNs. Correlation and compounding risk - A number of factors may affect the +3X ETNs’ ability to achieve a high degree of correlation with the performance of the Index, and the +3X ETNs are not expected to achieve a high degree of correlation with the performance of the Index over periods longer than one day. The leverage is reset daily, the return on the +3X ETNs is path dependent and you will be exposed to compounding of daily returns. As a result, the performance of the +3X ETNs for periods greater than one Index Business Day may be either greater than or less than three times the Index performance, before accounting for the Daily Investor Fee, the Daily Financing Charge and any Redemption Fee Amount. Path dependence - The return on the +3X ETNs will be highly path dependent. Accordingly, even if the level of the Index increases or decreases over the term of the +3X ETNs, or over the term which you hold the +3X ETNs, the value of the +3X ETNs will increase or decrease not only based on any change in the level of the Index over a given time period, but also based on the volatility of the Index over that time period. The value of the +3X ETNs will depend not only upon the level of the Index at maturity, upon call or upon early redemption, but also on the performance of the Index over each day that you hold the +3X ETNs. It is possible that you will suffer significant losses in the +3X ETNs, even if the long-term performance of the Index is positive. Accordingly, the returns on the +3X ETNs may not correlate with returns on the Index over periods of longer than one day. Long holding period risk - The +3X ETNs are intended to be daily trading tools for sophisticated investors and are designed to reflect a leveraged long exposure to the performance of the Index on a daily basis; however, their returns over different periods of time can, and most likely will, Key Risks differ significantly from three times the return on a direct long investment in the Index. The +3X ETNs are very sensitive to changes in the level of the Index, and returns on the +3X ETNs may be negatively affected in complex ways by volatility of the Index on a daily or intraday basis. Accordingly, the +3X ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged long investment results. Investors should actively and frequently monitor their investments in the +3X ETNs, even intra-day. It is possible that you will suffer significant losses in the +3X ETNs even if the long-term performance of the Index is positive (before taking into account the negative effect of the Daily Investor Fee and the Daily Financing Charge, and the Redemption Fee Amount, if applicable). Potential total loss of value - If the closing Indicative Note Value of the +3X ETNs is equal to or less than $0 on any Exchange Business Day, then the Indicative Note Value on all future Exchange Business Days will be $0. If the Intraday Indicative Value of the +3X ETNs is equal to or less than $0 at any time on any Index Business Day, then both the Intraday Indicative Value of the +3X ETNs and the closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0. If the Indicative Note Value is $0, the Cash Settlement Amount will be $0. Leverage risk - The +3X ETNs are three times leveraged and, as a result, the +3X ETNs will benefit from three times any positive, but will decline based on three times any negative, daily performance of the Index. However, the leverage of the +3X ETNs may be greater or less than 3.0 during any given Index Business Day. Volatility of the Index level may have a significant negative effect on the value of the +3X ETNs. The Index has a limited actual performance history - The Index was launched in June 2021. Because the Index is of recent origin and limited actual historical performance data exists with respect to it, your investment in the +3X ETNs may involve a greater risk than investing in securities linked to one or more indices with a more established record of performance. The Index lacks diversification and is concentrated in one sector, and has a limited number of Index constituents - All of the stocks included in the Index are issued by companies in the technology sector. As a result, the +3X ETNs will not benefit from the diversification that could result from an investment linked to an index of companies that operate in multiple sectors. Any decrease in the market price of any of those stocks is likely to have a substantial negative impact on the Index Closing Level and a substantial adverse impact on the value of the +3X ETNs. Giving effect to leverage, negative changes in the performance of one Index constituent will be magnified and have a material adverse effect on the value of the +3X ETNs. A trading market for the +3X ETNs may not develop - The +3X ETNs are listed on the NYSE Arca under the symbol “BULZ.” However, a trading market for the +3X ETNs may not develop. We are not required to maintain any listing of the +3X ETNs on the NYSE Arca or any other exchange. The Intraday Indicative Value is not the same as the trading price of the +3X ETNs in the secondary market - The Intraday Indicative Value of the +3X ETNs will be calculated and published every 15 seconds on each Exchange Business Day during normal trading hours on Bloomberg under the ticker symbol BULZIV so long as no Market Disruption Event has occurred or is continuing. The trading price of the +3X ETNs at any time is the price at which you may be able to sell your +3X ETNs in the secondary market at such time, if one exists. The trading price Key Risks of the +3X ETNs at any time may vary significantly from the Intraday Indicative Value of the +3X ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value of the +3X ETNs could lead to significant losses in the event one sells such +3X ETNs at a time when such premium is no longer present in the market place or the +3X ETNs are called - Paying a premium purchase price over the Intraday Indicative Value of the +3X ETNs could lead to significant losses in the event one sells the +3X ETNs at a time when such premium is no longer present in the market place or if the +3X ETNs are called, in which case investors will receive a cash payment in an amount based on the arithmetic mean of the closing Indicative Note Value of the +3X ETNs during the Call Measurement Period. Before trading in the secondary market, you should compare the Intraday Indicative Value with the then-prevailing trading price of the +3X ETNs. Call right - We may elect to redeem all or a portion of the outstanding +3X ETNs at any time. If we exercise our Call Right, the Call Settlement Amount may be less than the principal amount of your +3X ETNs. Any exercise by us of our Call Right could present a conflict between your interest in the +3X ETNs and our interests in determining whether to call the +3X ETNs. Minimum redemption amount - You must elect to redeem at least 25,000 +3X ETNs for us to repurchase your +3X ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your +3X ETNs for redemption with those of other investors to reach this minimum requirement, and there can be no assurance that they can or will do so. Therefore, your ability to elect redemption of the +3X ETNs may be limited. Your redemption election is irrevocable - You will not be able to rescind your election to redeem your +3X ETNs after your redemption notice is received by us. Accordingly, you will be exposed to market risk if the level of the Index decreases after we receive your offer and the Redemption Amount is determined on the Redemption Measurement Date. You will not know the Redemption Amount at the time that you submit your irrevocable redemption notice. No interest payments or ownership rights - The +3X ETNs do not pay any interest. You will not have any ownership rights in the Index constituents, nor will you have any right to receive dividends or other distributions paid to holders of the Index constituents, except as reflected in the level of the Index. Potential conflicts - We and our affiliates play a variety of roles in connection with the issuance of the +3X ETNs, including acting as an agent of the issuer for the offering of the +3X ETNs, making certain calculations and determinations that may affect the value of the +3X ETNs and hedging our obligations under the +3X ETNs. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the +3X ETNs, which creates an additional incentive to sell the +3X ETNs to you. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the +3X ETNs. Uncertain tax treatment - Significant aspects of the tax treatment of the +3X ETNs are uncertain. You should consult your own tax advisor about your own tax situation. Bank of Montreal and its affiliates do not provide tax advice, and nothing contained herein should be construed as tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments): (i) is not intended or written to be used, and cannot be used, by you for the purposes of avoiding U.S. tax-related penalties, and (ii) was Key Risks written to support the promotion of marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from your independent tax advisor. Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, prospectus supplement and prospectus) with the SEC about the offerings to which this website relates. Please read those documents and the other documents relating to these offerings that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in these offerings will arrange to send you these documents if so requested by calling toll-free at 1-877-369-5412. MicroSectors FANG & Innovation -3X Inverse Leveraged ETNs Description The return on the MicroSectors FANG & Innovation 3X Inverse Leveraged ETNs ( 3X ETNs) is linked to a three times inverse leveraged participation in the performance of the Index, compounded daily, minus the applicable fees. The ETNs provide inverse levered exposure to the Solactive FANG Innovation Index. The Index is a total return index that tracks the stock prices of 15 large capitalization U S technology stocks, including eight specific core components The ETN seeks a return on the underlying index for a single day. The ETNs are not “buy and hold” investments and should not be expected to provide a leveraged return of the underlying index’s cumulative return for periods greater than a day. Additional Information Key Risks An investment in the MicroSectors™ Solactive FANG & Innovation -3X Inverse Leveraged ETNs (-3X ETNs) involves risks. Key risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in Bank of Montreal’s pricing Product Details Primary Exchange NYSE Arca, Inc. ETN Ticker BERZ Intraday Indicative Value Ticker BERZIV Index Ticker SOLFANGT CUSIP 063679591 Issue Date July 20, 2021 Maturity Date June 28, 2041 ETNs Outstanding 160,000 Key Risks supplement for these securities. Capitalized terms used but not defined herein have the meanings set forth in such pricing supplement. The -3X ETNs are linked to the inverse performance of the Index - Your investment in a the -3X ETNs is linked to the inverse, or “short,” performance of the Index. Therefore, notwithstanding the gains resulting from the daily interest, if any, and the cumulative negative effect of the daily investor fee, your -3X ETNs will generally appreciate as the level of the Index decreases and will decrease in value as the level of the Index increases. You may lose some or all of your investment if the level of the Index increases over the term of your -3X ETNs. You may lose some or all of your principal - The -3X ETNs do not guarantee any return on your initial investment. The -3X ETNs are leveraged inverse notes, which means they are exposed to three times the risk of any increase in the level of the Index, compounded daily. Due to leverage, the -3X ETNs are very sensitive to changes in the level of the Index and the path of such changes. Because the Daily Investor Fee and any negative Daily Interest reduce your final payment, the level of the Index, measured as a component of the closing Indicative Note Value during the Final Measurement Period or Call Measurement Period, or on a Redemption Measurement Date, will need to decrease by an amount at least equal to the percentage of the principal amount represented by the Daily Investor Fee, any negative Daily Interest and any Redemption Fee Amount in order for you to receive an aggregate amount at maturity, upon a call or redemption, or if you sell your -3X ETNs, that is equal to at least the principal amount. You may lose some or all of your investment at maturity or call, or upon early redemption. Credit of issuer - The -3X ETNs are senior unsecured debt obligations of the issuer, Bank of Montreal, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the -3X ETNs, including any payment at maturity, call or upon early redemption, depends on the ability of Bank of Montreal to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Bank of Montreal will affect the market value, if any, of the -3X ETNs prior to maturity, call or early redemption. In addition, in the event Bank of Montreal defaults on its obligations, you may not receive any amounts owed to you under the terms of the -3X ETNs. The Daily Interest may be negative - Although the Daily Interest will be added to the Deposit Amount, the Daily Interest will be negative on any Exchange Business Day on which the Daily Interest Rate is negative. On those Exchange Business Days, the Daily Interest will be subtracted from the Deposit Amount, which, in turn, will reduce the Indicative Note Value and the amount that you will receive for your -3X ETNs at maturity, call or redemption. Correlation and compounding risk - A number of factors may affect the -3X ETNs’ ability to achieve a high degree of correlation with the performance of the Index, and the -3X ETNs are not expected to achieve a high degree of correlation with the performance of the Index over periods longer than one day. The leverage is reset daily, the return on the -3X ETNs is path dependent and you will be exposed to compounding of daily returns. As a result, the performance of the -3X ETNs for periods greater than one Index Business Day may be either greater than or less than three times the inverse of the Index performance, before accounting for the Daily Investor Fee, any negative Daily Interest and any Redemption Fee Amount. Path dependence - The return on the -3X ETNs will be highly path dependent. Accordingly, even if the level of the Index decreases or increases over the term of the -3X ETNs, or over the term Key Risks which you hold the -3X ETNs, the value of the -3X ETNs will increase or decrease not only based on any change in the level of the Index over a given time period but also based on the volatility of the Index over that time period. The value of the -3X ETNs will depend not only upon the level of the Index at maturity, upon call or upon early redemption, but also on the performance of the Index over each day that you hold the -3X ETNs. It is possible that you will suffer significant losses in the -3X ETNs, even if the long-term performance of the Index is negative. Accordingly, the returns on the -3X ETNs may not correlate with returns on the Index over periods of longer than one day. Long holding period risk - The -3X ETNs are intended to be daily trading tools for sophisticated investors and are designed to reflect a leveraged inverse exposure to the performance of the Index on a daily basis; however, their returns over different periods of time can, and most likely will, differ significantly from three times the return on a direct inverse investment in the Index. The -3X ETNs are very sensitive to changes in the level of the Index, and returns on the -3X ETNs may be negatively affected in complex ways by volatility of the Index on a daily or intraday basis. Accordingly, the -3X ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged inverse investment results. Investors should actively and frequently monitor their investments in the -3X ETNs, even intra-day. It is possible that you will suffer significant losses in the -3X ETNs even if the long-term performance of the Index is negative (before taking into account the negative effect of the Daily Investor Fee and the Daily Interest, and the Redemption Fee Amount, if applicable). Potential total loss of value - If the closing Indicative Note Value of the -3X ETNs is equal to or less than $0 on any Exchange Business Day, then the Indicative Note Value on all future Exchange Business Days will be $0. If the Intraday Indicative Value of the -3X ETNs is equal to or less than $0 at any time on any Index Business Day, then both the Intraday Indicative Value of the -3X ETNs and the closing Indicative Note Value on that Exchange Business Day, and on all future Exchange Business Days, will be $0. If the Indicative Note Value is zero, the Cash Settlement Amount will be zero. Leverage risk - The -3X ETNs are three times leveraged and, as a result, the -3X ETNs will benefit from three times any negative, but will decline based on three times any positive, daily performance of the Index. However, the leverage of the -3X ETNs may be greater or less than -3.0 during any given Index Business Day. Volatility of the Index level may have a significant negative effect on the value of the -3X ETNs. The Index has a limited actual performance history - The Index was launched in June 2021. Because the Index is of recent origin and limited actual historical performance data exists with respect to it, your investment in the -3X ETNs may involve a greater risk than investing in securities linked to one or more indices with a more established record of performance. The Index lacks diversification and is concentrated in one sector, and has a limited number of Index constituents - All of the stocks included in the Index are issued by companies in the technology sector. As a result, the -3X ETNs will not benefit from the diversification that could result from an investment linked to an index of companies that operate in multiple sectors. Any increase in the market price of any of those stocks is likely to have a substantial positive impact on the Index Closing Level and a substantial adverse impact on the value of the -3X ETNs. Giving Key Risks effect to leverage, positive changes in the performance of one Index constituent will be magnified and have a material adverse effect on the value of the -3X ETNs. A trading market for the -3X ETNs may not develop - The -3X ETNs are listed on the NYSE Arca under the symbol “BERZ.” However, a trading market for the -3X ETNs may not develop. We are not required to maintain any listing of the -3X ETNs on the NYSE Arca or any other exchange. The Intraday Indicative Value is not the same as the trading price of the -3X ETNs in the secondary market - The Intraday Indicative Value of the -3X ETNs will be calculated and published every 15 seconds on each Exchange Business Day during normal trading hours on Bloomberg under the ticker symbol BERZIV so long as no Market Disruption Event has occurred or is continuing. The trading price of the -3X ETNs at any time is the price at which you may be able to sell your -3X ETNs in the secondary market at such time, if one exists. The trading price of the -3X ETNs at any time may vary significantly from the Intraday Indicative Value of the -3X ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value of the -3X ETNs could lead to significant losses in the event one sells such -3X ETNs at a time when such premium is no longer present in the market place or the -3X ETNs are called - Paying a premium purchase price over the Intraday Indicative Value of the -3X ETNs could lead to significant losses in the event one sells the -3X ETNs at a time when such premium is no longer present in the market place or if the -3X ETNs are called, in which case investors will receive a cash payment in an amount based on the arithmetic mean of the closing Indicative Note Value of the -3X ETNs during the Call Measurement Period. Before trading in the secondary market, you should compare the Intraday Indicative Value with the then-prevailing trading price of the -3X ETNs. Call right - We may elect to redeem all or a portion of the outstanding -3X ETNs at any time. If we exercise our Call Right, the Call Settlement Amount may be less than the principal amount of your -3X ETNs. Any exercise by us of our Call Right could present a conflict between your interest in the -3X ETNs and our interests in determining whether to call the -3X ETNs. Minimum redemption amount - You must elect to redeem at least 25,000 -3X ETNs for us to repurchase your -3X ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your -3X ETNs for redemption with those of other investors to reach this minimum requirement, and there can be no assurance that they can or will do so. Therefore, your ability to elect redemption of the -3X ETNs may be limited. Your redemption election is irrevocable - You will not be able to rescind your election to redeem your -3X ETNs after your redemption notice is received by us. Accordingly, you will be exposed to market risk if the level of the Index decreases after we receive your offer and the Redemption Amount is determined on the Redemption Measurement Date. You will not know the Redemption Amount at the time that you submit your irrevocable redemption notice. No interest payments or ownership rights - The -3X ETNs do not pay any interest. You will not have any ownership rights in the Index constituents, nor will you have any right to receive dividends or other distributions paid to holders of the Index constituents, except as reflected in the level of the Index. Potential conflicts - We and our affiliates play a variety of roles in connection with the issuance of the -3X ETNs, including acting as an agent of the issuer for the offering of the -3X ETNs, making certain calculations and determinations that may affect the value of the -3X ETNs and Key Risks hedging our obligations under the -3X ETNs. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the -3X ETNs, which creates an additional incentive to sell the -3X ETNs to you. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the -3X ETNs. Uncertain tax treatment - Significant aspects of the tax treatment of the -3X ETNs are uncertain. You should consult your own tax advisor about your own tax situation. Bank of Montreal and its affiliates do not provide tax advice, and nothing contained herein should be construed as tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments): (i) is not intended or written to be used, and cannot be used, by you for the purposes of avoiding U.S. tax-related penalties, and (ii) was written to support the promotion of marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from your independent tax advisor. Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, prospectus supplement and prospectus) with the SEC about the offerings to which this website relates. Please read those documents and the other documents relating to these offerings that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in these offerings will arrange to send you these documents if so requested by calling toll-free at 1-877-369-5412.